SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

July 19, 2004

Date of Report (Date of earliest event reported)

Tripos, Inc.

(Exact name of registrant as specified in its charter)

Utah	0-23666	43-1454986
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1699 South Hanley Rd., St. Louis, MO   63144

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:

(314) 647-1099

Not applicable

(Former name or former address, if changed since last report)

Exhibit Index on Page 3

INFORMATION TO BE INCLUDED IN REPORT

Item 4. Changes in Registrant's Certifying Accountant.

Effective July 19, 2004, our Audit Committee has engaged BDO Seidman, LLP to replace Ernst & Young LLP. Ernst & Young LLP resigned as auditors of the Company effective May 5, 2004.

During the fiscal years ended December 31, 2003 and 2002, and through July 19, 2004, Tripos, Inc. did not consult BDO Seidman LLP regarding either:

(i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on our financial statements, and neither a written report was provided to us nor oral advice was provided that BDO Seidman LLP, concluded was an important factor considered by Tripos, Inc., in reaching a decision as to the accounting, auditing and financial reporting issue: or

(ii) any matter that was either the subject of a disagreement (as defined in paragraph (a)(1)(iv) and the related instructions to Item 304 of Regulation S-K) or a reportable event (as described in paragraph (a)(1)(v) of Item 304 of Regulation S-K).

Item 9. Information Provided Under Item 9 Regulation FD Disclosure

The following information is furnished pursuant to Item 9, Regulation FD Disclosure.

On July 19, 2004, Tripos, Inc. issued a press release announcing the appointment of BDO Seidman LLP as independent auditors of the Company. A copy of Tripos, Inc.'s press release is incorporated herein by reference and is furnished as Exhibit 99.1 to this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TRIPOS, INC.

By: /s/ B. James Rubin

B. James Rubin

Sr. Vice President

Chief Financial Officer

 Date: July 19, 2004

INDEX TO EXHIBITS

Exhibit No. Description

99.1 Press release, dated July 19, 2004, issued by Tripos, Inc.

Exhibit 99.1

Contacts:

Tripos, Inc.

Jim Rubin

Chief Financial Officer

(314) 647-8837, ext. 3137

(Media only)

Waggener Edstrom Bioscience

Tara Gajadhar

Senior Account Executive

(425) 638-7000, ext. 5073

tarag@wagged.com

For Release 6 a.m. EDT

July 19, 2004

Tripos Appoints BDO Seidman as Independent Auditor

St. Louis -- July 19, 2004 -- Tripos, Inc. (Nasdaq: TRPS) today announced that it has appointed BDO Seidman, LLP, as its independent auditor. The appointment of BDO Seidman is the result of a search directed by the Audit Committee of the Board of Directors of Tripos, following the resignation of Ernst & Young in May of 2004. BDO Seidman is an international firm providing auditing services to a wide range of publicly traded companies, and will review Tripos' financial statements beginning with the quarter ending June 30, 2004.

"The board believes the decision to appoint BDO Seidman is in the best interest of the company and its stockholders," said Dr. John P. McAlister, president and CEO of Tripos.

BDO Seidman replaces Ernst & Young, who had been Tripos' auditor since the company became a publicly traded entity in 1994. The decision to change auditors was not caused by any disagreement between Tripos and Ernst & Young on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

About Tripos, Inc.

Tripos (Nasdaq: TRPS) combines innovative technology and science to deliver chemistry-research products and services to the life sciences industry. The company collaborates with biotechnology and pharmaceutical companies worldwide to improve and accelerate the creation of molecular entities to treat disease. Further information on Tripos can be found at www.tripos.com.

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This press release may contain certain statements that are forward-looking and involve risks and uncertainties. Words such as "expects," "anticipates," "projects," "estimates," "intends," "plans," "believes," variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are based on current expectations and projections made by management and are not guarantees of future performance. Therefore, actual events, outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. We have identified certain factors that could cause actual results to differ materially from the forward-looking statements in our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, and our Current Reports on Form 8-K. Except as otherwise required under federal securities laws and the rules and regulations of the SEC, we do not have any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.